February 6, 2019



ICF Investor Presentation

Cowen and Company 40th Annual Aerospace/ Defense & Industrials Conference

John Wasson, President and COO
James Morgan, CFO

Cautionary Statement

Certain statements made by us in this presentation that are not historical facts or that relate to future plans, events, or performances are forward-looking statements within the meaning of the federal securities laws. Our actual results may differ materially from those expressed in any forward-looking statements made by us. All statements made by us in this presentation are qualified in all respects by the information disclosed in our filings with the Securities and Exchange Commission and specifically, the risks described therein under the heading "Risk Factors". We are under no duty to update or revise any forward-looking statements pursuant to actual results or events, and do not intend to do so.

ICF: A Professional and Technology Services Firm

- **Serve a balanced roster of government and commercial clients**
- **Leverage deep domain expertise to achieve superior results for clients**
- **Deliver strong cross-cutting capabilities in technology and engagement**
- **Benefit from the visibility of a substantial backlog across major client categories and growth profile of commercial revenues**

A growth platform combining organic initiatives + acquisitions

ICF conquers complexity for its clients across a range of markets



Advisory
Program Implementation
Analytics
Digital
Engagement
Health and Social Programs
Consumer / Financial
Energy, Environment and Infrastructure
Safety and Security

Catalysts for Growth

Health and Social Programs

- Civilian agency spending
- Opioid emergency
- Public health and research
- Citizen engagement

ICF's Strengths Align with Market Demand

Consumer / Financial

- Loyalty marketing
- Digital commerce
- Social media

Energy, Environment and Infrastructure

- Energy efficiency outsourcing in California
- Utility transformation
- Infrastructure spending

Safety and Security

- Disaster resilience and housing recovery
- Cybersecurity

ICF Has a Balanced Revenue Portfolio*

By Market Type…



Safety and Security
9%
Consumer / Financial
9%
Health and Social Programs
38%
Energy, Environment, and Infrastructure
44%

*Based on Q3 2018 financial performance released on November 1, 2018

ICF Has a Balanced Revenue Portfolio*

…And By Client Category



Commercial
33%
International
8%
US State
and Local
17%
US Federal
42%

*Based on Q3 2018 financial performance released on November 1, 2018

ICF Serves A Broad Array of Government Clients*

Government Revenues as Percentage of Total Revenue

No single contract exceeds 3.5% of total revenues



HHS 18%
DOD 6%
DOS 5%
EPA 3%
DHS 1%
HUD 1%
Other Fed 8%
International Gov't 8%
Commercial 33%
State and Local 17%

*Based on Q3 2018 financial performance released on November 1, 2018

Impact of Government Shutdown

- For Q4 2018, the shutdown was not material given it began in late December
- For 2019, approximately $3M of our revenues were impacted during the shutdown period (i.e., over 4 weeks)
- We expect to recapture lost revenues by year end

Commercial Clients Primarily In Energy, Marketing Services*

- Commercial Energy Markets and Marketing Services account for the majority of commercial revenues
- Advisory and Implementation Services mutually reinforcing
- Commercial revenue as a percentage of total revenue at 33% in Q3 2018



Commercial - Energy Markets 16%
Commercial - Marketing Services 14%
Commercial - Other 3%

*Based on Q3 2018 financial performance released on November 1, 2018

Energy Markets

- Energy efficiency programs for utilities: State-mandated
- Utility transformation: distributed energy and grid modernization
- Majority long-term contracts

Marketing Services

- Customer engagement and loyalty marketing programs
- Digital marketing systems and platforms
- Consumer activation

FORRESTER®

The Forrester Wave™

"Leader" Customer Loyalty Solution Q3 2017

PR WEEK

2018 Top Midsized PR Agency of the Year

Opportunity to leverage these capabilities across the ICF organization

Drivers of Long-Standing Client Relationships

Proprietary IP	Workforce of long-time industry experts
Proprietary analytics	Long-term contract vehicles

Financial Performance


350
371
344

Revenue and EPS - Trends



Revenue ($ Millions)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$1,050
$1,132
$1,185
$1,229
6.7% 5 yr. CAGR
2014
2015
2016
2017



EPS
GAAP EPS
Non-GAAP Adj.**
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
7.3% 5 yr. CAGR -- Non-GAAP
$2.51
$2.00
$2.64
$2.00
$2.87
$2.40
$3.02
$3.27
$3.57
$2.87
'14
'15
'16
'17 non-GAAP
'17 GAAP
'17 Proforma

- 2017 GAAP EPS includes the deferred tax liability (DTL) revaluation and represents reported GAAP EPS of $3.27
- 2017 Proforma excludes the DTL revaluation but adjusts for the new tax rate reduction for GAAP/Non-GAAP EPS, consistent with the 2018 tax rate

**Non-GAAP EPS: GAAP EPS plus tax-affected impact of acquisition-related charges, special charges, and amortization of intangibles and less DTL revaluation

Revenue and EPS, Q3 2018

Revenue ($ Millions)*



$400
$350
$300
$250
$200
$150
$100
$50
$0
Y-on-Y Growth: 9.1%
$305.3
$333.0
2017 Q3
2018 Q3

EPS*



$1.6
$1.2
$0.8
$0.4
$0.0
Non GAAP EPS Y-on-Y Growth:
21.7%
EPS
Non-GAAP EPS
$0.83
$1.01
$0.72
$0.86
2017 Q3
2018 Q3

*Based on Q3 2018 financial performance released on November 1, 2018

Contract Awards and Backlog



Contract Awards ($ Millions)
Book-to-Bill ratio (TTM)
1.1
1.4
$800
$400
$0
$401
$647*
2017 Q3
2018 Q3



Backlog ($ Billions)
Funded
Unfunded
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$2.1
$1.1
$1.0
$2.5
$1.2
$1.3
2017 Q3
2018 Q3

*Based on Q3 2018 financial performance released on November 1, 2018

Operating Cash Flow 2013 to 2017



Operating Cash Flow, $M
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$80.8
$61.3
$5.4
$14.2
2013
$79.2
$41.8
$24.4
$13.0
2014
$76.2
$37.9
$22.3
$16.0
2015
$80.1
$50.3
$11.9
$17.8
2016
$117.2
$67.1
$30.7
$19.3
2017

	2013	2014	2015	2016	2017
Net Debt	$31.0	$337.9	$303.8	$253.3	$194.4
Debt/ EBITDA*	0.5	2.7	2.6	2.1	1.7

■ CAPEX ■ Share Repurchase ■ Debt Repayment & Other

In 2018, we initiated a quarterly dividend of $0.14 per share. Our fourth quarterly dividend was paid on Jan. 16, 2019 to shareholders on record as of Dec. 7, 2018.

*as defined by banking agreement

Corporate Social Responsibility – It Matters

DealBook/ Business & Policy

DEALBOOK

BlackRock's Message: Contribute to Society, or Risk Losing Our Support

ICF's 2017 Corporate Citizenship Highlights

Investing in Our People	Making a Sustainable Commitment	Supporting Important Causes
Provided opportunities for all employees to develop and advance.	Made progress on our carbon reduction goal and remained carbon neutral.	Donated to causes important to our employees and communities.
Leadership Opportunities 55% female leaders	**100%** net renewable electricity in the U.S. via renewable energy certificates	**$560,000** corporate cash donations
Gender Pay Equity no statistically significant differences in pay across genders for comparable incumbents in the same roles	**27%** reduction in greenhouse gas emissions per employee since baseline 2013	**$110,000** employee donations through our new giving program
Lower Turnover 14.5% voluntary turnover rate, as compared to 17.5% industry average	**Zero** net zero carbon status since 2006 due to investments in high-quality carbon offsets	**1 to 1** ICF matched employee donations

icf.com/blog/people-and-culture/2017-corporate-responsibility-report

In Summary - ICF

Distinctive expertise in core vertical markets

Industry-leading functional capabilities – including marketing services

Offerings at intersection between vertical markets and functional expertise

Thank You